UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of The Securities Exchange Act
                                     of 1934


          Date of Report (Date of earliest event reported): August 13, 2002



                                    MFB Corp.
               (Exact name of registrant as specified in its charter)




                                     INDIANA
                (State or other jurisdiction of incorporation)





                        0-23374                         35-1907258
         (Commission File Number)              (IRS Employer Identification No.)


                  121 South Church Street
                  Post Office Box 528
                  Mishawaka, Indiana                                      46544
                  (Address of principal executive offices)    (Zip Code)

          Registrant's telephone number, including area code: (574) 255-3146


Item 5.  Other Events.

         Pursuant to General Instruction F to Form 8-K, the press release issued August 13, 2002 concerning the Third Quarter Earnings.



Item 7.  Financial Statements and Exhibits.



         (c)      Exhibits

                  Exhibit 1 -- Press Release dated August 13, 2002.




                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                           ---------------------------------------
                        Thomas J. Flournoy, Chief Financial Officer



Dated:  August 13, 2002











August 13, 2002                            Point of Contact: Charles J. Viater
                                                              President/CEO

                             MFB CORP. FILES FORM 10-Q
              WHICH REVISES PREVIOUSLY ANNOUNCED FINANCIAL RESULTS


Mishawaka, Indiana -- MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial, announced the filing of its Form 10-Q for the fiscal quarter ended June 30, 2002. In that Form 10-Q, MFB Corp's net income (loss) for the three months ended June 30, 2002 of ($1.2 million) or ($0.90) diluted earnings (loss) per common share, and net income for the nine months ended June 30, 2002 of $73,000 or $0.05 diluted earnings per common share, reflects an adjustment downward of $465,000 from the third quarter earnings (losses) press release issued July 18, 2002.

On August 9, 2002 the Office of Thrift Supervision (OTS) completed a required periodic regulatory examination of the Company. Based on information from that examination, Management increased its loss allocations on certain classified loans. This resulted in the increase in the Company's loan loss allowance of $770,000 ($465,000 net of tax, noted above) through a non-cash charge to its quarterly loan loss provision.

The Company's Audit Committee reviewed the change on August 9, 2002 and, after consulting with the Company's independent auditors, agreed that based on a variety of factors including the current economic and regulatory environment, changes in the character and size of the loan portfolio, loan delinquencies (current and anticipated trends), adequacy of collateral securing those classified loans, historical and estimated charge-offs and other pertinent loan portfolio review information, the increase in the loan loss allowance was appropriate.

Charles J. Viater, President and CEO, commented "We believe that the $770,000 addition to the loan loss allowance is a prudent when our local economy remains soft and corporate earnings continue to be under pressure. This bolstering of our loan loss reserve is intended to strengthen the Company and improve long term shareholder value."

Upon the conclusion of the examination, the OTS recommended no adjustments to specific loan loss reserves previously established by the Company for certain classified loans. Likewise, the examination identified no additional loans requiring classification nor recommended any adjustments to the carrying value of the Company's investment portfolio.

MFB Corp.'s wholly owned bank subsidiary, MFB Financial, provides retail and small business financial services to the Michiana area through its seven banking centers in St. Joseph and Elkhart counties. MFB Financial comprises over 99% of the assets of MFB Corp.

The foregoing discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. A number of factors could cause results to differ materially from the objectives and estimates expressed in such forward-looking statements. These factors include, but are not limited to, changes in the financial condition of issuers of the Company's investments and borrowers, changes in economic conditions in the company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, and competition, changes in the position of banking regulators on the adequacy of our allowance for loan losses and competition, all or some of which could cause actual results to differ materially from historical earnings and those presently anticipated or projected. These factors should be considered in evaluating any forward-looking statements, and undue reliance should not be placed on such statements. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.